As filed with the U.S. Securities and Exchange Commission on December 5, 2023.

Registration No. 333-261679

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT No. 2
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delaware	AppHarvest, Inc.	82-5042965
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)

0100
(Primary Standard Industrial Classification Code Number)

1890 Star Shoot Pkwy Ste. 170 PMB 168
Lexington, KY
(606) 653-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tony Martin
Chief Executive Officer
AppHarvest, Inc.
1890 Star Shoot Pkwy Ste. 170 PMB 168
Lexington, KY (606) 653-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Istvan A. Hajdu, Esq.
Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Telephone: (212) 839-5300
Fax: (212) 839-5599

Approximate date of commencement of proposed sale to the public:
Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On December 16, 2021, AppHarvest, Inc.(the “Registrant”) filed a Registration Statement on Form S-1 (File No. 333-261679) (the “Registration Statement”) which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on December 23, 2021, as amended by Post-Effective Amendment No. 1, which was filed on March 8, 2022, and subsequently declared effective by the SEC on March 11, 2022.

On July 23, 2023, the Registrant and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Court”), thereby commencing chapter 11 cases for the Debtors (the “Chapter 11 Cases”). On September 14, 2023, the Court entered an order confirming the Second Amended Joint Plan of Liquidation of AppHarvest Products, LLC and its Debtor Affiliates (the “Plan”). On December 5, 2023, the Plan became effective pursuant to its terms (the “Effective Date”).

In connection with the Plan, on the Effective Date, the Registrant terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities of the Registrant registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky on December 5, 2023.

APPHARVEST, INC.

By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the specified registration statements on Form S-1.